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                                                                    EXHIBIT 99.1


                                     PROXY

                                  CONRAIL INC.

                        PROXY SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF CONRAIL INC. FOR THE
                    SPECIAL MEETING OF SHAREHOLDERS, [DATE]

The undersigned hereby constitutes and appoints Timothy T. O'Toole and Bruce B. Wilson, and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Special Meeting of Shareholders of Conrail Inc. ("Conrail") to be held on [DATE], at [TIME], at [ADDRESS], and at any adjournments thereof, on all matters coming before said meeting. A participant in the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") desiring that Fidelity Management Trust Company, as trustee under the ESOP (the "Trustee"), vote shares of Conrail Series A ESOP Convertible Junior Preferred Stock ("ESOP Stock") allocated to such participant's account should so instruct the Trustee by completing the trustee instruction card that has been provided to ESOP participants for such purpose. ESOP participants cannot vote their shares of ESOP Stock or instruct the trustee as to how to vote their shares of ESOP Stock by completing this proxy card.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE OF THE PROXY CARD. IF YOU SIGN AND RETURN THIS PROXY CARD BUT DO NOT MARK ANY BOXES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS LISTED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.


                                                                   SEE REVERSE
                                                                      SIDE
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[X] Please mark your
    vote as in this
    example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
                                                    FOR     AGAINST      ABSTAIN
The Proposal to adopt and approve the Agreement    [   ]     [   ]        [   ]
and Plan of Merger, dated as of October 14, 1996, by and among Conrail, CSX Corporation, a Virginia corporation, and Green Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of CSX, as amended, supplemented or modified from time to time, and the transactions contemplated thereby.


                                       THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                       VOTED IN THE MANNER DIRECTED HEREIN BY
                                       THE UNDERSIGNED SHAREHOLDER. IF NO
                                       DIRECTION IS MADE WITH RESPECT TO THE
                                       VOTING OF SHARES, THIS PROXY WILL BE
                                       VOTED FOR THE PROPOSAL DESCRIBED ABOVE.

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       PROXY PROMPTLY USING THE ENCLOSED POSTAGE
                                       PAID RETURN ENVELOPE.



Signature(s)______________________________Title____________________Date_________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                                  CONRAIL INC.
                         INSTRUCTION CARD SOLICITED BY
                       FIDELITY MANAGEMENT TRUST COMPANY
                FOR THE SPECIAL MEETING OF SHAREHOLDERS, [DATE]

As a participant in the Consolidated Rail Corporation Matched Savings Plan (the "Plan") whose Plan account has been credited with shares of Conrail Inc. ("Conrail") Series A ESOP Convertible Junior Preferred Stock ("ESOP Preferred Shares") as of [RECORD DATE], the undersigned hereby directs Fidelity Management Trust Company, as trustee of the Plan (the "Trustee"), to vote all such ESOP Preferred Shares at the Special Meeting of Shareholders of Conrail Inc. to be held on [DAY], [DATE], at [TIME] at [ADDRESS], and at any adjournments thereof, as designated on the reverse side of this Instruction Card. The Trustee will vote the number of ESOP Preferred Shares credited to your Plan account as of [RECORD DATE] (or such other record date as may be established by the Board of Directors of Conrail), as you instruct if your executed Instruction Card is RECEIVED by Midnight, [DATE], at the address on the enclosed postage paid return envelope. THE TRUSTEE MAKES NO RECOMMENDATION TO PLAN PARTICIPANTS AS TO HOW ESOP PREFERRED SHARES CREDITED TO THEIR PLAN ACCOUNTS SHOULD BE VOTED. The voting instructions of each Plan participant are confidential and will not be revealed to the Company, or any proposed purchaser or their affiliates.

If you do not sign and return this Instruction Card, or if you sign and return this Instruction Card but do not mark the boxes, ESOP Preferred Shares credited to your Plan account will be voted by the Trustee, together with unallocated ESOP Preferred Shares, in the same manner and proportion as the shares of ESOP Preferred Shares credited to participants' accounts for which valid voting instructions are received, unless otherwise required by applicable law.

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------


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[x]  Please mark your
     instruction as in
     this example.


                                                           FOR  AGAINST  ABSTAIN
The Proposal to adopt and approve the Agreement and Plan   [ ]    [ ]      [ ]
of Merger, dated as of October 14, 1996, by and among Conrail, CSX Corporation, a Virginia corporation, and
Green Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of CSX, as amended, supplemented or modified from time to time, and the transactions contemplated thereby.


                              THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED
                              WILL BE USED BY THE TRUSTEE TO DETERMINE HOW TO VOTE ESOP PREFERRED SHARES CREDITED TO THE ACCOUNT OF THE UNDERSIGNED PLAN PARTICIPANT AS DIRECTED HEREIN, UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW.

                              PLEASE MARK, SIGN, DATE AND RETURN THIS
                              INSTRUCTION CARD PROMPTLY USING THE ENCLOSED
                              POSTAGE PAID RETURN ENVELOPE.

SIGNATURE(S)________________________ TITLE _________________  DATE _____________
Note: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.